Exhibit 10.1

February 28, 2025

Re: Letter Agreement (“Letter Agreement”)

Dear Noteholder:

Reference is made to the Secured Note Agreement, dated September 3, 2024 (the “Agreement”), by and between Ondas Networks Inc., a Texas corporation (the “Company”) and Charles & Potomac Capital, LLC (“Lender”), pursuant to which Lender extended a line of credit to the Company in the amount of $1,500,000. Capitalized terms used but not defined in this document shall have the respective meanings set forth in the Agreement.

Pursuant to Section 3(a) of the Agreement, the Maturity Date of the Loan is February 28, 2025. The Company is requesting an extension of the Maturity Date of the Loan from February 28, 2025 to July 23, 2025.

If the extension of the Maturity Date to July 23, 2025 is acceptable, please agree and acknowledge this Letter Agreement.

We appreciate your continued support.

Sincerely,

ONDAS NETWORKS INC.

By:	/s/ Neil Laird
Name:	Neil Laird
Title:	Interim Chief Financial Officer

Agreed to and acknowledged by:

CHARLES & POTOMAC CAPITAL, LLC

By:	/s/ Joseph Popolo
Name:	Joseph Popolo
Title:	Chief Executive Officer
Date:	February 28, 2025

Ondas Holdings Inc.

One Marina Park Drive, Suite 1410, Boston, MA 022210

+1-888-350-9994 ■ www.ondas.com